EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1.	Form S-8 No. 333-140185, pertaining to the 1999 Omnibus Equity Incentive Plan and the 1999 Employee Stock Purchase Plan,

2.	Form S-3 No. 333-132191, as amended, and related prospectus, pertaining to the registration of 510,000 shares of Natural Alternatives International, Inc. Common Stock,

3.	Form S-8 No. 333-131968, pertaining to the 1999 Omnibus Equity Incentive Plan and the 1999 Employee Stock Purchase Plan,

4.	Form S-8 No. 333-32828, pertaining to the 1999 Omnibus Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the Two Outstanding Non-Employee Director Option Agreements outside of any plan,

5.	Form S-8 No. 333-117020, pertaining to the 1999 Omnibus Equity Incentive Plan of Natural Alternatives International, Inc. of our report dated October 12, 2007, with respect to the consolidated financial statements and schedule of Natural Alternatives International, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2007.

/s/ Ernst & Young LLP

San Diego, California

October 12, 2007